UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) DECEMBER 1, 2005

PROVENA FOODS INC.

(Exact name of registrant as specified in its charter)

California	1-10741	95-2782215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

5010 Eucalyptus Avenue, Chino, California	91710
(Address of principal executive offices)	(Zip Code)

(909) 627-1082

(Registrant’s telephone number, including area code)

Check the appropriate box below it the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

On December 1, 2005, Provena Foods Inc. (the “Company”) obtained a new $13,439,427 credit facility from Wells Fargo Bank, National Association (the “bank”) replacing the Company’s Comerica Bank credit facility. The new credit facility generally provides: a line of credit with a maximum amount of $5,500,000 (increasing to $6,000,000 over 10 quarters if a 1.1:1 debt service coverage is maintained) but limited to 85% of eligible accounts receivable plus 49% of eligible inventories, with limits of $2,700,000 for inventories, $1,300,000 for work-in-process inventories and $150,000 for pasta inventories; and letters of credit of $6,221,813 to support the Company’s $6,145,000 of outstanding variable rate demand bonds and $1,217,614 to support the Company’s workers’ compensation insurance reimbursement obligations. The maximum amount of the line of credit is reduced by two cumulative reserves, a real estate reserve of up to up to $8,000 per month for meat plant taxes and improvements and a bond letter of credit reserve of up to $544,000 per year. The credit facility is secured by all of the Company’s assets and the workers’ compensation letters of credit are further secured by cash deposits in the face amounts thereof.

The line of credit bears interest at the annual rate of 0.5% over the bank’s base rate, increasing by 0.5% if the Company’s loss for 2005 exceeds $1,575,000 or profit for 2006 is less than $220,000 and increasing by 3% if the Company is in default, with a minimum interest of $16,000 per month. The fee on outstanding letters of credits is 1.5% per annum of the amount of the letter of credit, increasing to 3.5% on the bond letter of credit if the Company is in default. In addition, there is a 0.25% per annum fee on the unused portion of the maximum amount of the line of credit. The line of credit and the bond letter of credit have terms ending December 30, 2008. The workers’ compensation letters of credit expire 18 months from the date of issuance, but no later than December 30, 2008.

The credit facility prohibits, without the bank’s consent, dividends, mergers, acquisitions, sales of assets, guaranties, lending, borrowing, and granting security interests, and contains financial covenants requiring a minimum tangible net worth of $7,500,000 through September 30, 2006 and $7,600,000 thereafter, minimum quarterly net losses of $200,000 through June 30, 2006 and $250,000 through December 31, 2006 and debt service coverage ratios not less than 0.15 to 1 for the 2nd quarter of 2006, 0.20 to 1 for the 3rd quarter of 2006, 0.28 to 1 for the 4th quarter of 2006 and 1.00 to 1 for the 1st quarter of 2007.

The Company is required to continue to use the business consulting services of Kibel Green Inc., engaged at Comerica’s request, until the Company has 4 consecutive profitable quarters. Kibel Green received a $100,795.70 finders fee in connection with the closing of the new credit facility. In addition, the Company is paying the bank a $135,000 origination fee in three annual installments beginning with the closing and a facility fee of $25,000 per year the 1st and 2nd year after the closing.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

Exhibits

10.69	Credit and Security Agreement dated November 30, 2005 between the Company and Wells Fargo Bank National Association.

10.70	Reimbursement Agreement dated November 30, 2005 between the Company and Wells Fargo Bank National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2005	PROVENA FOODS INC.

	By	/s/ Thomas J. Mulroney
Thomas J. Mulroney Vice President and Chief Financial Officer